UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 10, 2008, Genentech, Inc., a Delaware corporation, issued a press release announcing earnings for the first quarter ended March 31, 2008. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.

The attached press release contains both GAAP and non-GAAP financial measures. The non-GAAP financial measures include operating revenue, net income, earnings per share (EPS), royalty revenue, cost of sales (COS), research and development (R&D) expenses, marketing, general and administrative (MG&A) expenses, COS as a percentage of product sales, R&D as a percentage of operating revenues, MG&A as a percentage of operating revenues, and depreciation and amortization expense. These non-GAAP financial measures exclude the after-tax effects of recurring charges related to the 1999 redemption of our common stock by Roche Holdings, Inc. (the Redemption), litigation-related and similar special items, employee stock-based compensation expense under Statement of Financial Accounting Standards No. 123R, and, certain items associated with the acquisition of Tanox, Inc., including recognition of deferred royalty revenue and recurring amortization of intangible assets.

The attached press release includes non-GAAP financial measures because our management uses this information to monitor and evaluate our operating results and trends on an on-going basis and to facilitate internal comparison to historical operating results. In addition, our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes. Our management excludes the effects of the Redemption related charges, litigation-related and similar special items, and recognition of deferred royalty revenue and recurring amortization of intangible assets resulting from our acquisition of Tanox, Inc. because those amounts were the result of transactions that are unusual due to their nature, size or infrequency. Our management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates both comparisons of our operating results to our peer companies and comparison of our financial results to any previous periods during which our equity-based awards were not required to be reflected on our income statements. Additionally, management excludes the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income and EPS. Our management believes the non-GAAP information is useful for investors by offering them the ability to facilitate comparisons to historical operating results, better identify trends in our business, and better understand how management evaluates our business.

These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Genentech, Inc. The non-GAAP financial measures we use are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Item 8.01.	OTHER EVENTS

A copy of our consolidated statements of income for the first quarter ended March 31, 2008, selected consolidated balance sheets data at March 31, 2008 and selected consolidated cash flow data for the first quarter ended March 31, 2008, prepared in accordance with GAAP, is filed as Exhibit 99.2 to this report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.
99.1	Earnings Press Release of Genentech, Inc. dated April 10, 2008.
99.2	Consolidated Statements of Income and Selected Consolidated Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date:	April 10, 2008	/s/ARTHUR D. LEVINSON
Arthur D. Levinson, Ph.D. Chairman and Chief Executive Officer

Date:	April 10, 2008	/s/DAVID A. EBERSMAN
David A. Ebersman Executive Vice President and Chief Financial Officer

Date:	April 10, 2008	/s/ ROBERT E. ANDREATTA
Robert E. Andreatta Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release of Genentech, Inc. dated April 10, 2008.
99.2	Consolidated Statements of Income and Selected Consolidated Financial Data